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                                                                    EXHIBIT 10.3


                           ONYX SOFTWARE CORPORATION

                         STOCK OPTION LETTER AGREEMENT
                         -----------------------------

     Notice is hereby given of the following option grant (the "Option") to purchase shares of Common Stock of Onyx Software Corporation ("Onyx"). The Option is being made pursuant to Onyx's 1998 Stock Incentive Compensation Plan (the "Plan"), a copy of which is attached and incorporated into this Agreement by reference. The details of the Option and the most important terms set forth in the Plan are summarized below:

          Optionee:                 Brian Henry
          --------

          Date of Grant:            April 4, 2001
          -------------

          Vesting Initiation Date:  April 4, 2001
          -----------------------

          Exercise Price:           $3.03 per Share
          --------------

          Number of Option Shares:  50,000 Shares
          -----------------------

          Term of Option:           Ten Years
          --------------

          Type of Option:           Non-Qualified Stock Option
          --------------

Vesting Schedule: The Option shall vest and become exercisable 100% four years
after the Vesting Initiation Date.   Notwithstanding the foregoing, the Option
is subject to certain vesting acceleration provisions, the specifics of which are detailed in the Employment Agreement executed between Onyx and you on March 14th, 2001, (the "Employment Agreement") and which is hereby incorporated by reference. The accelerated vesting of the Option pursuant to this Vesting Schedule and the Employment Agreement shall not be adversely altered or rendered null and void, without Optionee's express written consent, even if such accelerated vesting would preclude a Corporate Transaction or other transaction involving the Company from qualifying for financial accounting treatment of such transaction as a pooling of interests under APB Opinion No. 16.

Exercise/Transferability: During your lifetime only you can exercise the option. The option is not transferable except by will or the applicable laws of descent and distribution. The Plan provides for the exercise of the option by a personal representative of your estate or the beneficiary thereof following your death.

Termination: The option will terminate pursuant to the terms of the Plan, as modified by the provisions of Section 12(d) of the Employment Agreement.

DATED:  April 4, 2001               ONYX SOFTWARE CORPORATION


                                    By:         /s/ Brent Frei
                                            -------------------------------
                                            Title:  Chief Executive Officer

Acceptance and Acknowledgment
-----------------------------

I hereby agree to be bound by all terms and conditions of the Option set forth in the Plan and acknowledge receipt of a copy of this letter, including a copy of the Plan. I have read and understand the Plan, including the provisions of
Section 11.

                                    /s/ Brian C. Henry
                               -------------------------------------------------
                                    Signature


                                    Brian C. Henry
                               -------------------------------------------------
                                    Printed Name


                                    4/7/01
                               -------------------------------------------------
                                    Date